EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading “Other Service Providers-Independent Registered Public Accounting Firms” in the Statement of Additional Information of Eaton Vance Tax-Managed Emerging Markets Fund, which is part of this Post-Effective Amendment No. 68 to Registration Statement No. 02-42722 on Form N-1A of Eaton Vance Series Trust II.

/s/ Deloitte & Touche LLP October 25, 2007 Boston, Massachusetts